UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, B/E Aerospace, Inc. (the “Company”) entered into a death benefit agreement with Werner Lieberherr, its President and Chief Operating Officer.  The Company also amended the existing death benefit agreements with Amin J Khoury, Chairman and Chief Executive Officer, and Thomas P. McCaffrey, Senior Vice President and Chief Financial Officer, to increase the amounts of the death benefits provided therein.  The death benefit agreements provide for the payment of the death benefit to the executive’s named beneficiary upon his death during or after his employment.  Mr. Khoury is eligible for a $10 million death benefit, Mr. Lieberherr is eligible for a $5 million death benefit and Mr. McCaffrey is eligible for a $4 million death benefit.  The Company has funded the death benefits with whole life insurance policies which will fund 100% of the Company’s obligation upon the executive’s death.  The employment agreements with each of Messrs. Khoury, Lieberherr, and McCaffrey were also amended on November 30, 2012 to reflect the death benefit agreements.  The material terms of these employment agreements have been previously disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

	By:	/s/ Thomas P. McCaffrey
		Name:	Thomas P. McCaffrey
		Title:	Senior Vice President
and Chief Financial Officer

Date: November 30, 2012